EXHIBIT 99.1

Pro Forma Condensed Combining Financial Information for Internet Commerce Corporation and Enable Corp.

Pro Forma Condensed Combining Financial Information

On May 9, 2006, Internet Commerce Corporation (“ICC”) acquired all of the outstanding shares of Enable Corp. (“Enable”), a privately held corporation that provides trading community portals, web based EDI trading tools and EDI professional services to a variety of industries.  Per the terms of the Share Purchase Agreement, the Company paid $4.2 million in cash and issued 686,324 shares of its class A common stock worth approximately $2.6 million on close.   The Company made the acquisition to expand its customer base and strengthen the Company’s web based trading technology offerings.  The Company acquired $1 million in cash, trade receivables, fixed assets, developed technologies, customer list and other long-term intangible assets in the acquisition.

The unaudited pro forma condensed combining balance sheet as of July 31, 2005 was prepared under the assumption that the acquisition of Enable had been completed on July 31, 2005. The unaudited pro forma condensed combining statement of operations for the year ended July 31, 2005 combines the operating results of ICC for the year ended July 31, 2005 and the operating results of Enable for the year ended June 30, 2005, and was prepared under the assumption that the acquisition of Enable had been completed on August 1, 2004.  Since Enable has historically reported financial results using a calendar year, the Enable operating results for the year ended June 30, 2005 were obtained by adding the operating results for the six months ended June 30, 2005 and the period from September 24, 2004, Enable’s inception, to December 31, 2004.

The unaudited pro forma financial information is not necessarily indicative of the results of operations that would have been reported if the combination had been completed as presented in the accompanying unaudited pro forma condensed combining balance sheet and statements of operations. The unaudited pro forma condensed combined financial information presented is based on, and should be read in conjunction with, the historical financial statements and the related notes thereto for both ICC and Enable.

INTERNET COMMERCE CORPORATION
Unaudited Pro Forma Condensed Combining Balance Sheet
July 31, 2005
(In thousands)

	Historical		Pro Forma Adjustments
	ICC July 31, 2005	Enable July 31, 2005	(a)	(b)	Combined

ASSETS
Current assets:
Cash and cash equivalents	$3,983	$1,438	$(4,203)	$—	$1,218
Accounts receivable, net	3,476	535	—	—	4,011
Prepaid expenses and other current assets	404	112	—	—	516
Total current assets	7,863	2,085	(4,203)	—	5,745

Restricted cash	417	15	—	—	432
Property and equipment, net	630	298	—	—	928
Investment	—	—	7,242	(7,242)	—
Goodwill	3,843	—	—	1,679	5,522
Other intangible assets, net	1,773	2,751	—	774	5,298
Other assets	32	20	—	—	52
Total assets	$14,558	$5,169	$3,039	$(4,789)	$17,977

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$226	$103	$—	$—	$329
Accrued expenses	1,491	82	406	—	1,979
Accrued dividends — preferred stock	232	—	—	—	232
Deferred revenue	152	195	—	—	347
Other current liabilities	899	—	—	—	899
Total current liabilities	3,000	380	406		3,786

Capital lease obligation — less current portion	1,216	—	—	—	1,216
Total liabilities	4,216	380	406		5,002

Commitments and contingencies

Stockholders’ Equity:
Preferred stock	—	1	—	(1)	—
Common stock:	194	—	7	—	201
Additional paid-in capital	95,814	5,288	2,626	(5,288)	98,440
Accumulated deficit	(85,666)	(500)	—	500	(85,666)
Total stockholders’ equity	10,342	4,789	2,633	(4,789)	12,975

Total liabilities and stockholders’ equity	$14,558	$5,169	$3,039	$(4,789)	$17,977

INTERNET COMMERCE CORPORATION
Unaudited Pro Forma Condensed Combining Statement of Operations
For the Year Ended July 31, 2005
(In thousands except per share amounts)

	Historical		Pro Forma Adjustments
	ICC July 31, 2005	Enable June 30, 2005	(c)	Combined

Services revenue	$16,705	$1,665	$	$18,370

Expenses:
Cost of services	6,047	67		6,114
Product development and enhancement	855	88		943
Selling and marketing	2,673	39		2,712
General and administrative	6,903	1,363	1,089	9,355
	16,478	1,557	1,089	19,124

Operating income (loss)	227	108	(1,089)	(754)

Other income and (expense), net	37	5	—	42

Income (loss) before income taxes	264	113	(1,089)	(712)

Provision for income taxes, current	—	—	—	—

Net income (loss)	264	113	(1,089)	(712)

Dividends on preferred stock	(400)	—	—	(400)

Loss attributable to common stockholders	$(136)	113	(1,089)	(1,112)

Basic and diluted loss per common share	$(0.01)			$(0.06)

Weighted average number of common share outstanding — basic and diluted	19,231	686		19,917

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

1. Basis of Presentation

On May 9, 2006, Internet Commerce Corporation (“ICC”) acquired all of the outstanding shares of Enable Corp. (“Enable”), a privately held corporation that provides trading community portals, web based EDI trading tools and EDI professional services to a variety of industries. Per the terms of the Share Purchase Agreement, the Company paid $4.2 million in cash and issued 686,324 shares of its class A common stock worth approximately $2.6 million on close.  The Company made the acquisition to expand its customer base and strengthen the Company’s web based trading technology offerings. The Company acquired $1 million in cash, trade receivables, fixed assets, developed technologies, customer list and other long-term intangible assets in the acquisition.

The unaudited pro forma condensed combining balance sheet as of July 31, 2005 was prepared under the assumption that the acquisition of Enable had been completed on July 31, 2005. The unaudited pro forma condensed combining statement of operations for the year ended July 31, 2005 combines the operating results of ICC for the year ended July 31, 2005 and the operating results of Enable for the year ended June 30, 2005, and was prepared under the assumption that the acquisition of Enable had been completed on August 1, 2004. Since Enable has historically reported financial results using a calendar year, the Enable operating results for the year ended June 30, 2005 were obtained by adding the operating results for the six months ended June 30, 2005 and the period from September 24, 2004, Enable’s inception, to December 31, 2004.

The unaudited pro forma financial information is not necessarily indicative of the results of operations that would have been reported if the combination had been completed as presented in the accompanying unaudited pro forma condensed combining balance sheet and statements of operations. The unaudited pro forma condensed combined financial information presented is based on, and should be read in conjunction with, the historical financial statements and the related notes thereto for both ICC and Enable.

The allocation of the initial purchase price consideration paid at closing to the assets acquired and liabilities assumed included in the pro forma condensed combining financial information was based upon estimates of the fair market value of the acquired assets and assumed liabilities. These estimates of fair market value may change based upon completion of ICC’s final valuation of the assets and liabilities of Enable.

In determining the purchase price of the acquisition, the shares of ICC class A common stock issued were valued at $3.836 per share, the average closing price of these shares for five trading days beginning two trading days prior to the date of the share purchase agreement and ending two trading days after the date of the share purchase agreement.

The purchase price of the acquisition is set forth below in thousands:

Cash on closing	$4,203
ICC class A common issued	2,633
Estimated transaction costs incurred	406
Total purchase price	$7,242

A preliminary estimate of the fair value of the assets acquired and liabilities assumed based upon Enable’s May 9, 2006 balance sheet is set forth below in thousands:

Assets Acquired:
Current assets	$1,712
Non-current assets	261
Identifiable intangible assets	3,525
Liabilities assumed	(612)
Net assets acquired	$4,886

Cost in excess of net assets acquired (recorded goodwill)	2,356
Total estimated fair value of net assets acquired and recorded goodwill	$7,242

The results of operations of Enable will be consolidated with the results of operations of ICC for all periods subsequent to the acquisition date of May 9, 2006.

2. Explanation of pro forma adjustments

Adjustments to Pro Forma Balance Sheet As of July 31, 2005:

(a)  To show the costs incurred by ICC in the acquisition of Enable as if it had occurred on July 31, 2005. ICC issued 686,324 shares of its class A common stock in the acquisition. The common stock issued was valued at $3.836 per share.

The purchase price of the acquisition is set forth below in thousands:

Cash on closing	$4,203
ICC class A common issued	2,633
Estimated transaction costs incurred	406
Total purchase price	$7,242

(b) To allocate the total costs incurred by ICC in the acquisition of Enable among the assets acquired and liabilities assumed by ICC as if the acquisition had occurred on July 31, 2005.

A preliminary estimate of the fair value of the assets acquired and liabilities assumed based upon Enable’s July 31, 2005 balance sheet is set forth below in thousands:

Assets Acquired:
Current assets	$2,085
Non-current assets	333
Identifiable intangible assets	3,525
Liabilities assumed	(380)
Net assets acquired	$5,563

Cost in excess of net assets acquired (recorded goodwill)	1,679
Total estimated fair value of net assets acquired and recorded goodwill	$7,242

Adjustments to Pro Forma Statement of Operations for the Years ended July 31, 2005 and June 30, 2005:

(c) To show expense resulting from the amortization of identifiable intangible assets acquired in the acquisition as if the acquisition had occurred on August 1, 2004. The amortization expense was included as general and administrative expense in the pro forma financial statements and was calculated using the straight-line method. The preliminary valuations and estimated useful lives used in calculating amortization expense are shown below in thousands:

Identifiable Intangible Assets	Useful Life (years)	Preliminary Value
Acquired software technology	1	$393
Acquired software technology	4	1,382
Trade names	7	250
Customer relationships	7	1,500
Total		$3,525